UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 19, 2013
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2013, the Corporate Governance, Nominating and Compensation Committee (“Committee”) of the Raymond James Financial, Inc ("we", "our", or the "Company") Board of Directors approved: (1) amending our Chief Executive Officer Mr. Reilly’s two currently outstanding stock bonus restricted stock unit award agreements under the Company’s 2012 Stock Incentive Plan ( the “2012 Plan”) to add an additional definition of “Retirement,” and (2) making that definition applicable to future grants of stock bonus restricted stock units to Mr. Reilly. The additional definition is “the voluntary Separation from Service or involuntary Separation from Service other than for Cause from the Company or any Related Entity after attainment of age 60 after five (5) years of service with the Company or a Related Entity as either an Employee or Independent Contractor.” This additional definition was included in the Company’s 2007 Stock Bonus Plan which has been superseded by the 2012 Plan. The Company had agreed with Mr. Reilly at the time of his hiring that the “age 60 and 5 years of service” definition would continue to apply to his stock bonus awards. Due to an administrative oversight, however, the 2012 award agreements did not contain this definition. This action corrects that oversight with respect to the 2012 and subsequent stock bonus awards. A copy of the revised forms of the stock bonus restricted stock unit award agreements, one for time-based vesting awards and the other for performance-based vesting awards, both containing the “age 60 and 5 years of service” definitions, are filed herewith as Exhibits 10.21.1 and 10.21.2. Mr. Reilly has informed the Committee that he has no intention to retire prior to age 65.

In addition, the Committee approved new forms of stock bonus restricted stock unit award agreements (time-based vesting and performance-based vesting) for all future grants, including those to be made to the Company’s executive officers, other than Mr. Reilly. These new forms add restrictive covenants applicable to grantees who “retire” before the award is settled. Those forms of stock bonus restricted stock unit award agreements are filed herewith as Exhibits 10.22.1 and 10.22.2. Those same restrictive covenants are also contained in Mr. Reilly’s new forms of award agreements discussed in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits

(d) The following are filed as exhibits to this report:

Exhibit No.

10.21.1
Form of Restricted Stock Unit Award Notice and Agreement (time-based vesting) which amends and restates Mr. Reilly’s award agreement issued in 2012 and will also be used for his subsequent award agreements, filed herewith.

10.21.2
Form of Restricted Stock Unit Award Notice and Agreement (performance-based vesting) which amends and restates Mr. Reilly’s award agreement issued in 2012 and will also be used for his subsequent award agreements, filed herewith.

10.22.1	Form of Restricted Stock Unit Award Notice and Agreement (time-based vesting), filed herewith.

10.22.2	Form of Restricted Stock Unit Award Notice and Agreement (performance-based vesting), filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	December 20, 2013	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer